SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 8, 2008

SIMMONS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-124138	20-0646221

(Commission File Number)	(I.R.S. Employer Identification No.)

One Concourse Parkway, Suite 800
Atlanta, Georgia	30328-6188

(Address of Principal Executive Offices)	(Zip Code)

770-512-7700
(Registrant’s Telephone Number, Including Area Code)

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.   Costs Associated with Exit or Disposal Activities

On September 8, 2008, Simmons Company (the “Company”) announced the imminent closure of its Bramalea, Ontario, Canada manufacturing facility.  On August 15, 2008, the facility’s office and production workers, all members of the Canada Auto Workers Local 513, ceased work and commenced a strike against the facility.  After evaluating the various alternatives, the Company decided to initiate the actions required to permanently shut down the facility due to the financial impact of the strike and its effect on customers and revenues.

On September 10, 2008, the Company announced its plan to close its Mableton, Georgia manufacturing facility in the latter part of September 2008.  The decision to close the facility resulted from current domestic macroeconomic conditions and a resulting decrease in the Company’s manufacturing requirements.

In connection with the closure of these two facilities, the Company expects to record total pre-tax restructuring and related asset impairment charges of approximately $10.4 million as follows:

•	Non-cash asset impairment charges of approximately $0.6 million to write-off the facilities’ leasehold improvements will be recorded in the third quarter of 2008.

•
Aggregate severance and benefit costs of approximately $0.5 million will be recorded during the third quarter of 2008, but are subject to negotiation with third parties.  Additionally, the Company is in the process of calculating the effect of the reduction in workforce on its pension and other postretirement benefit plans.

•	Lease contract termination costs not to exceed $4.7 million will be recorded during the third quarter of 2008.

•
Other costs incurred to close and consolidate facilities, as well as to transfer production to other facilities, of approximately $4.6 million will be recorded during the third and fourth quarters of 2008.

All of the charges, except for asset impairment charge, will result in future cash expenditures.

The amounts included above are preliminary estimates and the actual charges recorded could materially differ from these amounts.  In addition, the timing of such charges could differ from the time frames disclosed above.  Further information about the restructuring plan is set forth in the press releases attached as Exhibit 99.1 and Exhibit 99.2, which are incorporated herein by reference.  This report on Form 8-K, Exhibit 99.1 and Exhibit 99.2 contain certain “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the Safe Harbor for liability established by the Private Securities Litigation Reform Act of 1995.  The statements and our calculations are based on management’s estimates and assumptions with respect to future events and are believed to be reasonable.  Actual results may differ materially from such forward-looking statements based on various factors, including those factors identified in Exhibit 99.1 and Exhibit 99.2.  We undertake no obligation to make revisions to such statements or to update them to reflect events or circumstances occurring after the date hereof, except as required by law.

Item 2.06.   Material Impairments

The information set forth above in Item 2.05 is hereby incorporated by reference into this Item 2.06.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated September 8, 2008

99.2 Press Release dated September 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Simmons Company has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SIMMONS COMPANY

By:	/s/ William S. Creekmuir
William S. Creekmuir
Executive Vice President and Chief Financial Officer

Date:	September 10, 2008